Amendment to Lease and Option to Purchase of August 17, 2017 between Liberty Silver Corp and Placer Mining Corporation.

1) Liberty Silver Corp. will pay $15,000 to Avista utilities account # 1202252117 no later than Wednesday 10/18/2017, the commercial number is 1-800-227-9187.

2) Liberty Silver Corp. will deposit $35,000 to Northwest Analytical Services LLC, no later than 10-18-17. Wire instructions for this account have been provided. This payment is to be credited towards the purchase price of the mine.

3) Liberty Silver Corp. agrees to reimburse for the Care and Maintenance labor costs incurred by Placer Mining Corporation for the month of November and such amount will be due Dec 1st. 2017.

4) Liberty Silver Corp. will pay the Avista Utility total amount due on Dec 1st. 2017.

5) Article 21 on page 8 of the signed lease is amended to state that that Liberty Silver Corp. will continue it's scheduled EPA water treatment quarterly payments and Avista Utilities payments as it's sole responsibility and furthermore, scheduled monthly payments for the Mine KT Maintenance Crew. The current Mine KT Maintenance Crew along with Robert Hopper, Thomas Hopper, and Dave Kriedeman will hereafter be known as the Care and Maintenance crew (The CM Crew) and the compensation will be $100,000 per month to be paid directly to Northwest Analytical Services, LLC which is the company that has been appointed by Placer Mining Corporation to manage its business affairs. Each care and Maintenance installment is due in advance no later than the first of each month. This C/M compensation is separate of the $100,000 per month lease payment and does not get credited toward the mine purchase price.

6) All existing Care and Maintenance employees will remain on the payroll and Managed by Northwest Analytical Services LLC. At this time and subject to change, these personnel include Tom Hopper, Bob Hopper, Dave Kriedeman, James Hilliard, Calvin Walker, Aaron Peterson, Ed Peterson, Mitch Brower Jr. Charles Assels, and Mitch Brower Sr. NWAS will be responsible for their own

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insurance, payroll, taxes, workmen's compensation and other withholdings. The $100,000 C/M budget only includes labor and its associated costs and other expenses such as fuels, tires, and current rolling stock maintenance. it does not include pumps, timbers, electrical, rail or any other underground expense that may be incurred and will be billed to Liberty Silver Corp. separately.

7) PMC/NWAS reserves the right to assist in surface subcontracting that Liberty has planned by utilizing our C/M team for labor portions of such jobs, for example: If you are installing fresh water lines, roofing or electrical, our team can assist in the labor which it is believed will greatly decrease the Liberty Silver cost in the estimates you receive.

8) Each employee and/or contractor that Liberty Silver hires, either surface or sub surface will be required to provide proof of MSHA training.

9) PMC/NWAS will continue to occupy the two office spaces that are currently being used at the main office until spring when the safety building offices are remodeled, at that time, we will relocate to
better accommodate Liberty Silver Corp. and their team.

9) PMC/NWAS will reserve the right to continue to co-occupy the lower dry until all remodel work has been completed that Mark Hartman has planned, at this time, we can relocate to better accommodate Liberty Silver. It is recommended The Women's dry which was originally at the far north end of the existing dry or the old corporate dry in the main office be utilized for the women's dry.

10) Major Payment Timing

12-1-17 $200,000 lease becomes due for Nov and Dec of 2017; $100,000 C/M payment to NWAS is due; $500,000 bonus payment that was due on 11-15-2017; and any expenses from #3 above needs to be reimbursed.

12-15-2017 $500,000 bonus payment is due.

1-1-18 $300,000 lease payment to PMC for the first quarter of 2018 is due; $100,000 C/M to PMC is due as well as the 1st of every month thereafter.

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All other terms of the lease and option to purchase signed on August 17 will remain in effect for the duration of said agreement.

Signed,

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Dave Kriedeman
By direction of Robert Hopper
Placer Mining Corp.

Date: 10/17/17

Signed,

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John Ryan
Director
Liberty Silver Corp.

Date: 10/17/17